UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 22, 2019

Transcat, Inc.
(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35 Vantage Point Drive, Rochester, New York		14624
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	585-352-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value	TRNS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2019 Annual Meeting of Stockholders of Transcat, Inc. (the “Company”), the stockholders approved the proposal to fix the number of directors of the Company at ten, thereby increasing the size of the board of directors by one. Effective as of October 22, 2019, the Company appointed Oksana S. Dominach to serve on the board of directors for a term expiring at the Company’s 2021 annual meeting of stockholders, thereby filling the vacancy created as a result of the stockholders action. Ms. Dominach will serve on the Company’s audit committee.

Ms. Dominach is Senior Vice President and Treasurer of Constellation Brands, Inc. (“Constellation”) (NYSE:STZ), a leading international producer and marketer of beer, wine and spirits. She was elected Vice President in 2004 and promoted to the Senior Vice President role in February 2016 and elected Assistant Treasurer in 2004 and promoted to Treasurer in June 2015. Previously, she served as Finance Director from 2003 to 2004. Ms. Dominach currently serves as Treasurer and Director of the not-for-profit Board of Constellation – Marvin Sands Performing Arts Center; a Director of the Directors Advisory Council of the Rochester Division of Manufacturers and Traders Trust Company; and a Director of various Constellation subsidiaries including Ruffino S.r.l., Tenute Ruffino S.r.l., and Poderi Ducali Ruffino S.r.l.

Ms. Dominach was not selected to serve on the Company’s board of directors under any arrangement or understanding between Ms. Dominach and any other person. The Company is not aware of any transactions with Ms. Dominach that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Dominach will participate in the Company’s non-employee director compensation arrangements generally applicable to all of the Company’s non-employee directors. Under the terms of those arrangements, as currently in effect, Ms. Dominach received a stock option grant of 10,000 shares of common stock pursuant to the Company’s 2003 Incentive Plan, as amended and restated, that vests ratably over five years and has a ten-year term. Details regarding the Company’s non-employee director compensation program are set forth in the Company’s 2019 proxy statement filed with the Securities and Exchange Commission on July 25, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.

Dated: October 28, 2019	By:	/s/ Michael J. Tschiderer
Michael J. Tschiderer
Vice President of Finance and Chief Financial Officer